UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-13908	98-0557567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, N.E., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 10, 2011, the Board of Directors of Invesco Ltd. appointed C. Robert Henrikson, age 64, as a new director, with a term commencing January 1, 2012.  Mr. Henrikson was president and chief executive officer of MetLife, Inc. and Metropolitan Life Insurance Company from March 2006 through May 2011, and he has served as a director of MetLife, Inc. since April 2005 and as chairman since April 2006.  Mr. Henrikson will continue to serve as chairman of MetLife, Inc. through December 31, 2011. During his more than 39-year career with MetLife, Inc., Mr. Henrikson held a number of senior positions in that company’s individual, group and pension businesses. In July 2010, Mr. Henrikson was appointed by President Barack Obama to the President’s Export Council, the principal national advisory committee on international trade. Mr. Henrikson is a former chairman of the American Council of Life Insurers, a former chairman of the Financial Services Forum, a director emeritus of the American Benefits Council, chairman of the board of the Wharton School’s S.S. Huebner Foundation for Insurance Education, and a trustee of the American Museum of Natural History. He also serves on the Board of Trustees of Emory University and the boards of directors of The New York Philharmonic, The New York Botanical Garden, and the Partnership for New York City. Mr. Henrikson received a bachelor’s degree from the University of Pennsylvania and a law degree from Emory University School of Law. In addition, he is a graduate of the Wharton School’s Advanced Management Program.

In addition to being appointed to the Board, Mr. Henrikson has been appointed to the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee.

Mr. Henrikson will participate in the standard fee arrangements for non-executive directors, which are currently an annual basic fee of $120,000 in cash as well as an award of shares in the aggregate amount of $95,000. Such shares are paid in four quarterly installments of $23,750, each of which is paid on the second business day following the public announcement of the company’s quarterly earnings results. All such shares are subject to the Non-Executive Director Stock Ownership Policy, which generally requires each non-executive director to achieve an ownership level of at least 18,000 shares within seven years of the date of such director’s first appointment as a non-executive director. Until such ownership level is achieved, each non-executive director is required to retain at least 50% of all shares received as compensation from the company.

A copy of the press release issued by the company in connection with the above is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 14, 2011, issued by Invesco Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Kevin M. Carome
Kevin M. Carome
Senior Managing Director and
General Counsel

Date: November 15, 2011

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated November 14, 2011, issued by Invesco Ltd.